                                                                    EXHIBIT 99.1


                           FOR:    Salton, Inc.

                   APPROVED BY:    William B. Rue
                                   President and Chief Operating Officer
                                   (847) 803-4600

                       CONTACT:    Investor Relations:
                                   Suzanne Rosenberg/Melissa Myron/Athan Dounis
                                   Press: Laura Novak/Stephanie Sampiere
                                   FD Morgen-Walke
FOR IMMEDIATE RELEASE              (212) 850-5600
---------------------



            SALTON, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
 - NET SALES INCREASE 28.6% FOR THE FOURTH QUARTER AND 16.5% FOR THE FULL YEAR -
                         - ANNOUNCES LEGAL SETTLEMENTS -

            LAKE FOREST, IL, SEPTEMBER 6, 2002 -- SALTON, INC. (NYSE: SFP), today reported its fiscal 2002 fourth quarter and year-end results for the period ended June 29, 2002.

FOURTH QUARTER RESULTS
For the fourth quarter, net sales increased 28.6% to $217.5 million compared with $169.1 million for the fourth quarter of fiscal 2001. The Company reported a net loss of $2.3 million, or $0.21 per share, on 10,990,988 weighted average common shares outstanding compared to a net loss of $11.4 million, or $0.99 per share, on 11,548,673 weighted average common shares outstanding. The loss for the quarter includes one-time pre-tax charges of $2.6 million related to three legal settlements discussed below, $2.4 million in reserve increases related to certain trade and royalty receivables, and $4.6 million associated with exiting certain product lines. Excluding these one-time charges, adjusted net income was $2.9 million, or $0.20 per diluted share, on 15,010,320 weighted average common shares outstanding, compared to an adjusted net loss of $1.9 million, or $0.16 per share, on 11,548,673 weighted average common shares outstanding, in the year-ago period. Last year's adjusted results exclude $15.3 million in one-time charges related to inventory loss, LIFO charges and the bankruptcy of Ames Department Stores.

Leonhard Dreimann, Chief Executive Officer, stated, "We are pleased with our performance for the quarter, especially our strong top-line results. Despite operating in a challenging environment, we achieved a significant increase in net sales, underscoring the appeal of our broad range of products and

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SALTON, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS   PAGE: 2


the strength of our international expansion. One of our major growth drivers is the European market, resulting from our acquisition last year of Pifco, now Salton Europe. This impressive performance was driven by the continued success of our George Foreman(TM) line in the United Kingdom. We look forward to building upon this success with our recent launch into France and planned launches into Ireland and the Netherlands in the first quarter."

Mr. Dreimann continued, "The overall increase of approximately $8 million in our inventory levels from the prior quarter was largely driven by the need to support Salton Europe's strong sales performance. Our North American inventories declined by $7 million. Further inventory initiatives in the U.S. have been hampered by the threat of a dock strike on the West Coast, which could impede inventory replenishment."

FISCAL YEAR 2002 RESULTS
Net sales for the fiscal year ended June 29, 2002 increased 16.5% to $922.5 million compared with $792.1 million for fiscal 2001. Including this year's one-time charges, the Company reported net income of $30.1 million and diluted earnings per share of $2.00 on 15,041,710 weighted average common shares outstanding compared to net income of $46.2 million and diluted earnings per share of $2.87 on 16,065,036 weighted average common shares outstanding. Excluding one-time charges recorded in the fourth quarter of this year, and the related charges taken earlier in the year of $3.0 million for certain bankruptcies and $2.2 million for exiting certain product lines, adjusted net income was $38.8 million, or $2.58 per diluted share, versus an adjusted net income of $55.7 million, or $3.47 per diluted share in fiscal 2001. Last year's results exclude the aforementioned fourth quarter 2001 one-time charges.

LEGAL SETTLEMENTS
Mr. Dreimann discussed the settlement of three legal matters, which in the aggregate, resulted in a one-time, pre-tax charge of $2.6 million for the fourth quarter. "As a result of complaints from a few retailers concerning our allocation in 1998 and 1999 of certain George Foreman(TM) grills, we have entered into an agreement with the Attorney Generals of New York and Illinois governing our future conduct with retailers relating to our indoor electric grills. We expect all, or nearly all, other states to join in this agreement.

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SALTON, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS   PAGE: 3


Although we believe that we acted in compliance with longstanding antitrust principles, we entered into this agreement to resolve this matter without the distractions and costs of a lengthy investigation and likely litigation."

The agreement with the Attorney Generals provides for Salton to make a payment of $1.0 million upon final approval of the agreement and two additional payments of $3.5 million each on March 1, 2003 and 2004, respectively. All of these payments are contingent on States representing at least 80% of the national population entering into the settlement agreement. Salton expects that all or substantially all of the States plus the District of Columbia, Puerto Rico and the U.S. Virgin Islands will participate in the settlement.

Mr. Dreimann also announced that Salton has entered into a settlement agreement with Applica, Inc. "I am pleased to announce that Salton and Applica have settled all outstanding claims against each other," said Mr. Dreimann. The principal features of the settlement are:

         - The cancellation of Salton's obligations on its balance sheet with respect to the promissory note which it issued to Applica in 1998, which note has a current principal balance of approximately $10.8 million and an accounts payable balance of $1.3 million;

         - The termination of Salton's obligation to pay Applica a fee based upon Salton's net sales of White-Westinghouse(R) products to Kmart;

         - The agreement by Applica to be responsible for the payment of any losses or settlements relating to claims made by a former sales representative of Salton;

         - The grant by a subsidiary of Applica to Salton of a royalty-free license to use certain technology relating to electric toasters;

         - The payment by Salton to Applica of $1.8 million on or before December 31, 2002 and $2.0 million on or before June 30, 2004; and

         -     A mutual release by the parties.

"We also settled the litigation brought by Advantage Partners, the licensee of Popeil Inventions," continued Mr. Dreimann. "Advantage Partners claimed that our Foreman(TM) rotisserie ovens infringed certain patents held by Advantage. The settlement we entered into entitles Salton and all of our retail customers to sell the rotisserie ovens without fear of future litigation and effectively grants to us the right to use all of the patents on rotisserie ovens held by Advantage Partners."

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SALTON, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS   PAGE: 4


Mr. Dreimann concluded, "With these recent legal settlements, we have eliminated much of the uncertainty surrounding the Company's legal proceedings. Now that this is behind us, we will increase our focus on Salton's business fundamentals and primary mission of providing innovative products to our customers and strong financial results to our shareholders."

OUTLOOK
Mr. Dreimann concluded, "Salton once again proved its industry-leading position this fiscal year as we continued to drive sales and maintain profitability even when faced with a weak economy. We have successfully positioned the Company to withstand many of the challenges encountered by our sector and we see opportunities in the year to come. We are particularly excited about some of the new products the Company plans to launch in calendar year 2003, which will capitalize on Salton's exclusive rights to the Westinghouse brand name. We will also continue to focus on maximizing the performance of our current portfolio of brands in what is still a soft consumer environment. Considering the current economic environment, taken in the context of what we foresee to be a continued promotional retail setting, we are cautiously optimistic as we move forward. Based on our current visibility, assuming there is no further deterioration in economic conditions, for the upcoming first quarter we expect net sales to be in the range of approximately $190 million to $210 million and EPS of breakeven to $0.25."

CONFERENCE CALL
A conference call discussing second quarter results will be held today, September 6, 2002, at 10:00 A.M. Eastern Time. Investors can access the conference call via a live webcast on the Company's website at www.saltoninc.com. A replay of the call will be maintained on the www.saltoninc.com website until September 20, 2002.

ABOUT SALTON, INC.
Salton, Inc. is a leading domestic designer, marketer and distributor of a broad range of branded, high quality small appliances under well-recognized brand names such as Salton(R), George Foreman(TM), Toastmaster(R), Breadman(R), Juiceman(R), Juicelady(R), White-Westinghouse(R), Farberware(R), Melitta(R), Russell Hobbs(R), Tower(R), Haden(R) and Westinghouse(R). Salton also designs and markets tabletop products, time products, lighting products and personal care and wellness products under brand names such as Block

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SALTON, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS   PAGE: 5

China(R), Atlantis(R) Crystal, Sasaki(R), Calvin Klein(R), Ingraham(R), Westclox(R), Big Ben(R), Spartus(R), Timex(R) Timers, Stiffel(R),
Ultrasonex(TM), Relaxor(R), Carmen(R), Hi-Tech(R), Mountain Breeze(R), Salton(R), Pifco(R) and Starck(R).

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's relationship and contractual arrangements with key customers, suppliers and licensors; the risks relating to a possible work stoppage in the Los Angeles port; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; the Company's degree of leverage; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission Filings.

                                 (Tables Follow)












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                                  SALTON, INC.
                            STATEMENTS OF OPERATIONS
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                            QUARTER ENDED                         YEAR-TO-DATE
                                                     ----------------------------          ---------------------------
                                                     6/29/2002          6/30/2001          6/29/2002         6/30/2001
                                                     ---------          ---------          ---------         ---------
NET SALES                                          $   217,545        $   169,113        $   922,479       $  792,114
Cost of goods sold                                     134,142            121,894            544,147           474,256
Distribution expenses                                   14,332             13,080             60,831            49,395
                                                   -----------        -----------        -----------       ----------
GROSS PROFIT                                            69,071             34,139            317,501           268,463
Selling, general and administrative expenses            60,561             42,719            223,577           156,885
Legal settlements, net                                   2,580                  0              2,580                 0
                                                   -----------        -----------        -----------       ----------
OPERATING INCOME                                         5,930             (8,580)            91,344           111,578
Interest expense                                        10,580              9,678             44,431            37,732
Fair market value adjustments on derivatives             2,372                                 2,372
                                                   -----------        -----------        -----------       ----------
INCOME BEFORE INCOME TAXES                              (7,022)           (18,258)            44,541            73,846
Income taxes                                            (4,685)            (6,847)            14,394            27,692
                                                   -----------        -----------        -----------       ----------
NET INCOME                                         $    (2,337)       $   (11,411)       $    30,147       $    46,154
                                                   ===========        ===========        ===========       ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          10,990,988         11,548,673         11,005,238        11,750,206

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                     10,990,988         11,548,673         15,041,710        16,065,036

NET INCOME PER COMMON SHARE : BASIC                     ($0.21)            ($0.99)             $2.74             $3.93
NET INCOME PER COMMON SHARE : DILUTED                   ($0.21)            ($0.99)             $2.00             $2.87






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                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                       JUNE 29,      JUNE 30,
                                                         2002          2001
                                                       --------      --------
ASSETS

CURRENT ASSETS:
  Cash                                                 $ 31,055      $ 30,097
  Accounts receivable, net of allowances                217,468       185,881
  Inventories                                           244,160       192,502
  Prepaid expenses and other current assets              12,889        10,100
  Prepaid income taxes                                    2,781        14,907
  Deferred income taxes                                   7,906         4,419
                                                       --------      --------
    TOTAL CURRENT ASSETS                                516,259       437,906

Net Property, Plant and Equipment                        56,550        47,724

Patents and Trademarks, net of accum amort              160,530       132,128
Cash in escrow for Pifco loan notes                      18,676        17,748
Intangibles, net and Other Non-current Assets            73,553        87,378
                                                       --------      --------

TOTAL ASSETS                                           $825,568      $722,884
                                                       ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving line of credit and other current debt      $136,776      $ 41,530
  Accounts payable                                       25,364        33,450
  Accrued expenses                                       60,994        32,908
  Income taxes payable                                       --            --
  Foreman guarantee                                       1,393        19,370
                                                       --------      --------
    TOTAL CURRENT LIABILITIES                           224,527       127,258

Non-current deferred tax liability                        1,076         2,293
Senior subordinated notes due 2005                      125,000       125,000
Senior subordinated notes due 2008                      156,954       148,325
Loan notes to Pifco shareholders                         18,233        11,271
Other notes payable                                      54,742        97,240
                                                       --------      --------
    TOTAL LIABILITIES                                   580,532       511,387

STOCKHOLDERS' EQUITY:
    TOTAL STOCKHOLDERS' EQUITY                          245,036       211,497
                                                       --------      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $825,568      $722,884
                                                       ========      ========


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